FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2017 RESULTS

- - Good Sales Growth - -
- - Continued Strong EPS Growth - -

COLUMBUS, Ohio, USA - February 8, 2018 - Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2017. Provided below are the highlights:

•	Sales in local currency increased 6% in the quarter compared with the prior year. Reported sales increased 10% as currency increased sales growth by 4% in the quarter.

•
Net earnings per diluted share as reported (EPS) were $2.93, compared with $5.17 in the prior-year period. Adjusted EPS was $5.97, an increase of 13% over the prior-year amount of $5.28. EPS includes a $2.74 income tax charge related to the new U.S. tax legislation. Adjusted EPS is a non-GAAP measure, and we have included a reconciliation to EPS on the last page of the attached schedules.

Fourth Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “Sales growth in the quarter was good, with particularly strong broad-based growth in our Laboratory business. Our productivity initiatives continue to generate positive results which contributed to another strong growth in Adjusted EPS.”

EPS in the quarter was $2.93, compared with the prior-year amount of $5.17. Adjusted EPS was $5.97, an increase of 13% over the prior-year amount of $5.28. EPS includes a $2.74 income tax charge related to the new U.S. tax legislation.

Sales were $778.0 million, a 6% increase in local currency sales, compared with $709.7 million in the prior-year quarter. Reported sales increased 10% as currency increased sales growth by 4% in the quarter. As compared with the prior year, local currency sales increased 9% in the Americas, 1% in Europe and 7% in Asia/Rest of World. Adjusted operating income amounted to $217.8 million, a 9% increase from the prior-year amount of $200.2 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Full Year Results

EPS for 2017 was $14.24, compared with the prior-year amount of $14.22. Adjusted EPS was $17.57, an increase of 19% over the prior-year amount of $14.80. EPS includes a $2.73 income tax charge related to the new U.S. tax legislation.

Sales were $2.725 billion, an 8% increase in local currency sales, compared with $2.508 billion in the prior-year period. Reported sales increased 9% as currency increased sales growth by 1% in the period.

As compared with the prior year, local currency sales increased 8% in the Americas, 5% in Europe and 11% in Asia/Rest of World. Adjusted operating income amounted to $656.6 million, a 13% increase from the prior-year amount of $583.0 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Outlook

The Company said that based on its assessment of market conditions today, management anticipates local currency sales growth in 2018 will be approximately 6%. This sales growth is expected to result in Adjusted EPS in the range of $19.95 to $20.15, which reflects growth of 14% to 15%. This compares to previous Adjusted EPS guidance of $19.65 to $19.85.

Management anticipates that local currency sales growth in the first quarter 2018 will be approximately 5%, and Adjusted EPS is forecasted to be in the range of $3.65 to $3.70, an increase of 9% to 11%.

While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known. The Company noted in making its outlook that economic uncertainty remains in certain regions of the world and market conditions are subject to change.

Conclusion

Filliol concluded, "Diligent execution of our strategic initiatives, supported by favorable economic conditions in all major regions of the world, resulted in excellent operating results in 2017. We believe we are well positioned for further share gains with the benefit of our Spinnaker sales and marketing initiatives, excellent product pipeline, additional investments in sales resources and further use of sophisticated tools such as big data analytics to identify growth opportunities in our markets. We expect our growth initiatives combined with our margin and productivity programs will generate strong operating results and provide the capacity for future growth investments."

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, February 8) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.
Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2017		% of sales	December 31, 2016	% of sales
Net sales	$778,031	(a)	100.0	$709,699	100.0
Cost of sales	322,812		41.5	291,089	41.0
Gross profit	455,219		58.5	418,610	59.0

Research and development	32,542		4.2	30,155	4.2
Selling, general and administrative	204,860		26.3	188,223	26.5
Amortization	11,661		1.5	9,886	1.4
Interest expense	8,625		1.1	7,407	1.1
Restructuring charges	3,932		0.5	1,656	0.3
Other charges (income), net	(301)		(0.0)	(1)	(0.0)
Earnings before taxes	193,900		24.9	181,284	25.5

Provision for taxes	116,924	(b)	15.0	43,508	6.1
Net earnings	$76,976		9.9	$137,776	19.4

Basic earnings per common share:
Net earnings	$3.01			$5.27
Weighted average number of common shares	25,562,542			26,139,024

Diluted earnings per common share:
Net earnings	$2.93			$5.17
Weighted average number of common and common equivalent shares	26,229,052			26,631,269

Note:
(a)	Local currency sales increased 6% as compared to the same period in 2016.
(b)
Provision for taxes for the three months ended December 31, 2017 includes a provisional one-time charge of $72 million for the implementation of the TaxCuts and Jobs Act. Of this amount, $59 million is expected to be paid over a period of up to eight years. The estimated charge may change with the finalization of implementation.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three Months Ended			Three Months Ended
	December 31, 2017		% of sales	December 31, 2016	% of sales
Earnings before taxes	$193,900			$181,284
Amortization	11,661			9,886
Interest expense	8,625			7,407
Restructuring charges	3,932			1,656
Other charges (income), net	(301)			(1)
Adjusted operating income	$217,817	(b)	28.0	$200,232	28.2

Note:
(b)	Adjusted operating income increased 9% as compared to the same period in 2016.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2017		% of sales	December 31, 2016		% of sales
Net sales	$2,725,053	(a)	100.0	$2,508,257		100.0
Cost of sales	1,151,740		42.3	1,072,670		42.8
Gross profit	1,573,313		57.7	1,435,587		57.2

Research and development	129,265		4.7	119,968		4.8
Selling, general and administrative	787,464		28.8	732,622		29.2
Amortization	42,671		1.6	36,052		1.4
Interest expense	32,785		1.2	28,026		1.1
Restructuring charges	12,772		0.5	6,235		0.3
Other charges (income), net	(5,866)		(0.2)	8,491		0.3
Earnings before taxes	574,222		21.1	504,193		20.1

Provision for taxes	198,250	(b)	7.3	119,823		4.8
Net earnings	$375,972		13.8	$384,370		15.3

Basic earnings per common share:
Net earnings	$14.62			$14.49
Weighted average number of common shares	25,713,575			26,517,768

Diluted earnings per common share:
Net earnings	$14.24			$14.22
Weighted average number of common and common equivalent shares	26,393,783			27,023,905

Note:
(a)	Local currency sales increased 8% as compared to the same period in 2016.
(b)
Provision for taxes for the twelve months ended December 31, 2017 includes a provisional one-time charge of $72 million for the implementation of the TaxCuts and Jobs Act. Of this amount, $59 million is expected to be paid over a period of up to eight years. The estimated charge may change with the finalization of implementation.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Twelve Months Ended			Twelve Months Ended
	December 31, 2017		% of sales	December 31, 2016		% of sales
Earnings before taxes	$574,222			$504,193
Amortization	42,671			36,052
Interest expense	32,785			28,026
Restructuring charges	12,772			6,235
Other charges (income), net	(5,866)	(c)		8,491	(e)
Adjusted operating income	$656,584	(d)	24.1	$582,997		23.2

Note:
(c)
Other charges (income), net includes a one-time gain of $3.4 million relating to the sale of a facility in Switzerland in connection with our initiative to consolidate Swiss operations into a new facility and $1.7 million of acquisition costs for the twelve months ended December 31, 2017.

(d)	Adjusted operating income increased 13% as compared to the same period in 2016.
(e)
Other charges (income), net includes a one-time non-cash pension settlement charge of $8.2 million related to a lump sum settlement to former employees of our U.S. pension plan and acquisition costs of $1.1 million for the twelve months ended December 31, 2016.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	December 31, 2017	December 31, 2016

Cash and cash equivalents	$148,687	$158,674
Accounts receivable, net	528,615	454,988
Inventories	255,390	222,047
Other current assets and prepaid expenses	74,031	61,075
Total current assets	1,006,723	896,784

Property, plant and equipment, net	668,271	563,707
Goodwill and other intangible assets, net	766,556	643,433
Other non-current assets	108,255	62,853
Total assets	$2,549,805	$2,166,777

Short-term borrowings and maturities of long-term debt	$19,677	$18,974
Trade accounts payable	167,627	146,593
Accrued and other current liabilities	502,369	421,948
Total current liabilities	689,673	587,515

Long-term debt	960,170	875,056
Other non-current liabilities	352,682	269,263
Total liabilities	2,002,525	1,731,834

Shareholders’ equity	547,280	434,943
Total liabilities and shareholders’ equity	$2,549,805	$2,166,777

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash flow from operating activities:
Net earnings	$76,976	$137,776	$375,972	$384,370
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	9,037	8,216	33,458	32,743
Amortization	11,661	9,886	42,671	36,052
Deferred tax provision (benefit)	5,009	12,956	(2,745)	1,878
Share-based compensation	4,759	4,445	16,582	15,306
Provisional onetime charge on U.S. tax reform	71,982	—	71,982	—
Gain on facility sale	—	—	(3,394)	—
Non-cash pension settlement charge	—	—	—	8,189
Other	16	175	243	181
Decrease in cash resulting from changes in
operating assets and liabilities	(14,350)	(20,009)	(18,444)	(17,961)
Net cash provided by operating activities	165,090	153,445	516,325	460,758
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment (a)	1,536	62	11,973	423
Purchase of property, plant and equipment	(41,600)	(72,723)	(127,426)	(123,957)
Acquisitions	—	(1,700)	(108,445)	(111,381)
Net hedging settlements on intercompany loans	2,838	1,428	6,554	3,459
Net cash used in investing activities	(37,226)	(72,933)	(217,344)	(231,456)
Cash flows from financing activities:
Proceeds from borrowings	258,501	195,786	1,244,195	905,774
Repayments of borrowings	(351,111)	(138,265)	(1,185,172)	(594,178)
Proceeds from exercise of stock options	5,334	5,284	28,649	25,471
Repurchases of common stock	(64,999)	(124,998)	(399,997)	(499,992)
Acquisition contingent consideration paid	—	—	—	(471)
Other financing activities	—	—	(7,205)	(209)
Net cash used in financing activities	(152,275)	(62,193)	(319,530)	(163,605)
Effect of exchange rate changes on cash and cash equivalents	4,012	(5,778)	10,562	(5,910)
Net increase (decrease) in cash and cash equivalents	(20,399)	12,541	(9,987)	59,787
Cash and cash equivalents:
Beginning of period	169,086	146,133	158,674	98,887
End of period	$148,687	$158,674	$148,687	$158,674

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$165,090	$153,445	$516,325	$460,758
Payments in respect of restructuring activities	4,962	2,072	12,663	8,376
Payments for acquisition costs	672	—	1,436	910
Proceeds from sale of property, plant and equipment (a)	1,536	62	11,973	423
Purchase of property, plant and equipment	(41,600)	(72,723)	(127,426)	(123,957)
Free cash flow	$130,660	$82,856	$414,971	$346,510
(a) Proceeds from sale of property, plant and equipment includes $9.9 million relating to the sale of a facility in Switzerland in connection with our initiative to consolidate certain Swiss operations into a new facility for the twelve months ended December 31, 2017.

METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total
U.S. Dollar Sales Growth
Three Months Ended December 31, 2017			9%		9%	10%		10%
Twelve Months Ended December 31, 2017			6%		8%	11%		9%

Local Currency Sales Growth
Three Months Ended December 31, 2017			1%		9%	7%		6%
Twelve Months Ended December 31, 2017			5%		8%	11%		8%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Twelve months ended
	December 31,					December 31,
	2017		2016		% Growth	2017		2016		% Growth
EPS as reported, diluted	$2.93		$5.17		(43)%	$14.24		$14.22		—%

Restructuring charges, net of tax	0.12	(a)	0.05	(a)		0.38	(a)	0.18	(a)
Purchased intangible amortization, net of tax	0.09	(b)	0.06	(b)		0.27	(b)	0.18	(b)
U.S. tax reform	2.74	(c)	—			2.73	(c)	—
Income tax expense	0.09	(d)	—			—		—
Acquisition costs, net of tax	—		—			0.05	(e)	0.03	(e)
Gain on facility sale	—		—			(0.10)	(f)	—
Non-cash pension settlement charge, net of tax	—		—			—		0.19	(g)

Adjusted EPS, diluted	$5.97		$5.28		13%	$17.57		$14.80		19%

Notes:
(a)
Represents the EPS impact of restructuring charges of $3.9 million ($3.1 million after tax) and $1.7 million ($1.3 million after tax) for the three months ended December 31, 2017 and 2016, and $12.8 million ($10.0 million after tax) and $6.2 million ($4.7 million after tax) for the twelve months ended December 31, 2017 and 2016, respectively, which primarily include employee related costs.

(b)
Represents the EPS impact of purchased intangibles amortization of $3.7 million ($2.3 million after tax) and $2.2 million ($1.5 million after tax) for the three months ended December 31, 2017 and 2016, and $10.9 million ($7.1 million after tax) and $7.4 million ($5.0 million after tax) for the twelve months ended December 31, 2017 and 2016, respectively.

(c)
Represents the EPS impact of a provisional one-time charge of $72.0 million for the three and twelve months ended December 31, 2017 for the implementation of the TaxCuts and Jobs Act ("Tax Act") which was signed into law in December 2017. The enactment of the Tax Act results in a one-time cash charge for un-repatriated foreign earnings of $59 million which is expected to be paid over a period of up to eight years, and a one-time non-cash charge of $13 million related to certain deferred tax and other non-cash items. The estimated charge may change with the finalization of the implementation.

(d)
Represents the EPS impact of the difference between our reported tax rate of 23% before a one-time charge related to U.S. tax reform during the three months ending December 31, 2017 and our annual income tax rate of 22%, which reflects a 2% annual benefit pertaining to excess tax benefits associated with stock option exercises.

(e)	Represents the EPS impact of acquisition costs of $1.7 million ($1.3 million after tax) and $1.1 million ($0.8 million after tax) for the twelve months ended December 31, 2017 and 2016, respectively.
(f)
Represents the EPS impact of a one-time gain of $3.4 million ($2.7 million after tax) for the twelve months ended December 31, 2017 relating to the sale of a facility in Switzerland in connection with our initiative to consolidate certain Swiss operations into a new facility.

(g)
Represents the EPS impact of a one-time non-cash pension settlement charge of $8.2 million ($5.1 million after tax) related to a lump sum settlement to former employees of our U.S. pension plan for the twelve months ended December 31, 2016.